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                                    EXHIBIT 6
                       CONSENT OF INDEPENDENT ACCOUNTANTS
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                       Consent of Independent Accountants



We consent to the inclusion in Post-Effective Amendment No. 6 to the Registration Statement of "AUL American Individual Variable Life Unit Trust," the Modified Single Premium Variable Life Insurance Policy, on Form S-6 (File No. 333-32553) of our report dated March 15, 2001, on our audits of the combined financial statements of American United Life Insurance Company. We also consent to the reference to our firm under the caption "Independent Accountants."



                                        /s/  PricewaterhouseCoopers L.L.P.


August 27, 2001